UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Pershing Square SPARC Holdings, Ltd.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56597	87-3427627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

787 Eleventh Avenue, 9th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 813-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On September 29, 2023, the Securities and Exchange Commission declared effective the registration statement on Form S-1 (File No. 333-261376) (the “Registration Statement”) of Pershing Square SPARC Holdings, Ltd. (the “Company”) relating to the distribution of up to 61,111,111 subscription warrants of the Company, referred to as special purpose acquisition rights (the “SPARs”). In the Registration Statement, the Company stated that it would file a Current Report on Form 8-K promptly after the date that is thirty (30) days from the date of the prospectus included in the Registration Statement in order to disclose the final aggregate number of SPARs that were distributed pursuant to the Registration Statement.

Accordingly, the Company announced on October 31, 2023, that it had distributed pursuant to the Registration Statement 60,971,015 SPARs. The effective date of the distribution of the SPARs was September 30, 2023 pursuant to the terms of the Special Purpose Acquisition Rights Agreement dated as of September 29, 2023 between the Company and Continental Stock Transfer & Trust Company, as rights agent and registrar for the SPARs.

The Company did not receive any proceeds as a result of the distribution, and will not raise capital from public investors until after the Company has entered into a definitive agreement for its business combination and distributed to SPAR holders a prospectus included in a post-effective amendment to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pershing Square SPARC Holdings, Ltd.

Dated: October 31, 2023	By:	/s/ William A. Ackman
		Name:	William A. Ackman
		Title:	Chairman and Chief Executive Officer